UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2016

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,”  “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology.  Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass.  Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors including, but not limited to the factors and risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed by us with the Securities and Exchange Commission.  Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.02	Termination of Material Definitive Agreement

In September 2013, ULURU Inc. (the “Company”) executed an Exclusive License and Supply Agreement (as amended in October 2013 and February 2014, the “AG Agreement”) with Altrazeal AG authorizing it to market the Company’s Altrazeal® transforming powder wound care dressing in several territories.  In late March 2016, the Company provided Altrazeal AG with a notice identifying certain breaches in the AG Agreement, including a failure to timely pay invoices.  On or about March 24, 2016, the Company learned that Altrazeal AG had commenced an insolvency proceeding in Austria and immediately sent an additional notice of termination referencing the insolvency.  On May 3, 2016, the Company sent to Altrazeal AG an additional final notice of termination for failure to pay invoices as required under the AG Agreement.

Under the terms of the AG Agreement, the Company received an up-front licensing payment, was entitled to receive certain royalties on product sales within the territories, and had agreed to supply Altrazeal® at an agreed upon price.

As a result of the termination, the Company has no direct distributor acting on behalf of the Company in the territories previously covered by the AG Agreement, which included Africa (markets not already licensed), Latin America, Georgia, Turkmenistan, Ukraine, the Commonwealth of Independent States, Jordan, Syria, Asia and the Pacific (excluding China, Hong Kong, Macau, Taiwan, South Korea, Japan, Australia, and New Zealand).   On the other hand, the termination provides the Company with the opportunity, subject to its limited resources and negotiating reasonable terms with such parties, to potentially form direct relationships with sub-distributors in the territories previously covered by the AG Agreement for the purpose of accepting orders directly from, and fulfilling orders directly to, such sub-distributors.  There are no penalties against the Company as a result of the termination of the AG Agreement.

Helmut Kerschbaumer and Klaus Kuehne, currently directors of the Company, are directors of Altrazeal AG and may have an indirect economic interest in Altrazeal AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: May 3, 2016	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer